Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Greater Atlantic Financial Corporation
Reston, Virginia

We hereby consent to the incorporation by reference in  this Registration Statement on Form S-4 of our report dated December 17, 2007, relating to the consolidated financial statements of  Greater Atlantic Financial Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Richmond, Virginia

July 9, 2008